Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:                                             Jamie Fulmer- (864) 342-5633

jfulmer@advanceamerica.net

ADVANCE AMERICA ANNOUNCES DECISION TO CEASE OPERATIONS IN ARIZONA

SPARTANBURG, S.C., July 8, 2010 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA), announced today its intention to cease operations in its 47 centers in Arizona. The decision to cease operations comes after the existing law permitting cash advances in Arizona expired on June 30, 2010 and the Company concluded that an economically viable alternative product or service does not currently exist.

Commenting on today’s announcement, the Company’s President and Chief Executive Officer Ken Compton said, “We are disappointed that we will be unable to continue serving consumers in Arizona.  Our customers have consistently told us that they are highly satisfied with our services. Advance America strongly believes that a regulated, competitive and transparent financial environment benefits consumers. We believe that consumers are best served when they can choose the financial service that best suits their needs, and in many cases, that may be a cash advance.  We regret that we can no longer serve the interests of many Arizonans.”

For the three months ended March 31, 2010, total revenues and center gross profit generated from the Company’s operations in Arizona was approximately $3.7 million, and $1.5 million respectively.

In a separate decision, the Company has decided to close approximately 75 additional centers, approximately 55 of which are located in Washington and Colorado which have had recent law changes.   The operations of majority of these centers will be consolidated with those of nearby centers.

The Company estimates that the costs associated with the cessation of operations in Arizona and the closing of the additional centers will be between $2.8 and $5.0 million, with approximately $1.0 million to be incurred during the second quarter of 2010 and the remainder to be incurred during the third and fourth quarters of 2010.

About Advance America Cash Advance

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of non-bank cash advance services, with approximately 2,500 centers and 72 limited licensees in 32 states, the United Kingdom, and Canada. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit www.advanceamerica.net for more information.

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Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including estimated costs associated with the cessation of operations), our business strategy, and expected developments in our industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, copies of which is available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamerica.net